Exhibit 99.1

FOR IMMEDIATE RELEASE

JAGGED PEAK, INC. ANNOUNCES 20% ORGANIC REVENUE GROWTH IN FIRST QUARTER OF 2008

•	THIRD CONSECUTIVE QUARTER OF OPERATING PROFITABILITY

•	COMPANY MAINTAINS POSITIVE EBITDA

•	POSITIVE CASH FLOW FROM OPERATIONS

CLEARWATER, FL– May 12, 2008–Jagged Peak, Inc. (OTCBB: JGPK), a global provider of enterprise commerce, demand management, and fulfillment solutions and services, announced financial results for the first quarter ended March 28, 2008.

Net revenues for the 13-week period increased more than 20 percent to approximately $3.9 million, compared to approximately $3.3 million for the same period last year. The increase in revenue is primarily related to a significant increase in order volume, the continued expansion of services to existing customers and the addition of new technology customers. Gross profit margin increased to 24% of sales from 21% of sales due to increased order volume and increased production efficiency.

Jagged Peak reported operating income of $4,400 for the quarter ended March 28, 2008 compared to operating loss of $102,500 during the same prior year period. General and Administrative expenses, as a percentage of sales, were 24% for the quarter, consistent with the same quarter last year. The Company reported a net loss of approximately $85,500, or $(0.01) per weighted average share, compared with a net loss of $156,000, or $(0.01) per weighted average share for the same period last year.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for the 13-week period ended March 28, 2008 was approximately $74,500 compared to approximately $5,300 in the comparable period of the prior year. The increase in the EBITDA directly relates to the increase in sales and margin. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization costs. The Company also excludes the cumulative effect of a change in accounting principle, discontinued operations, and the impact of restructuring and other charges from the computation. The Company believes EBITDA is a useful measure of operating performance before the impact of investing and financing transactions, making comparisons between companies’ earnings power more meaningful and providing consistent comparisons of the Company’s performance. In order to provide consistent comparisons of year-over-year EBITDA, the following reconciliation is provided.

Paul Demirdjian, Chief Executive Officer of Jagged Peak, Inc. commented, “During the first quarter of 2008 we made enhancements to our infrastructure and added personnel to better position the Company for the growth of our business over the course of the current calendar year. We are encouraged by the increase in revenues reported in the first quarter and expect that this sales momentum, combined with our strong backlog will positively impact our near term results.”

Mr. Demirdjian continued, “We are in the unique position of offering a fully integrated suite of order management and fulfillment solutions to the e-commerce industry, highlighted by our proprietary EDGE software and supported by our network of strategically placed distribution warehouses. Additionally, we recently launched a new division, AcroBoo Commerce, an e-marketing community established to provide suppliers and product sellers with multiple sales distribution venues and e-marketing opportunities. We are excited about this new venture and believe it will be a strong contributor to the long-term growth of our Company.”

Andrew J. Norstrud, Chief Financial Officer of Jagged Peak, Inc., commented, “Our growth trends continue to accelerate and we are nearing that point of critical mass that will enable Jagged Peak to maintain profitability. We have expanded our operation to seven distribution points in North America, which will enable us to continue to rapidly grow and effectively meet the needs of our customers and partners. In addition we reported more than $200,000 of positive cash flow from operations. We continue to improve our technology and infrastructure and to establish new offerings such as AcroBoo, with the goal of increasing the recognition and acceptance of our solutions in the e-commerce marketplace.”

USE OF GAAP AND NON-GAAP MEASURES

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), the Company has included in this report earnings “EBITDA,” with EBITDA being defined by the Company as earnings before interest, taxes, depreciation and amortization. The Company also excludes the cumulative effect of a change in accounting principle, discontinued operations, and the impact of restructuring and other charges from the computation of EBITDA. For each non-GAAP financial measure, the Company has presented the most directly comparable GAAP financial measure and has reconciled the non-GAAP financial measure with such comparable GAAP financial measure.

These non-GAAP financial measures provide useful information to investors to assist in understanding the underlying operational performance of the Company. Specifically, EBITDA is a useful measure of operating performance before the impact of investing and financing transactions, making comparisons between companies’ earnings power more meaningful and providing consistent period-over-period comparisons of the Company’s performance. In addition, the Company uses these non-GAAP financial measures internally to measure its on-going business performance and in reports to bankers to permit monitoring of the Company’s ability to pay outstanding liabilities.

About Jagged Peak, Inc.

Jagged Peak, Inc. (OTCBB: JGPK), is a global provider of enterprise commerce, demand management, and fulfillment logistics solutions and services. The Company’s flagship product, EDGE (E-business Dynamic Global Engine), is a completely web-based software application that enables companies to automate and optimize order management, inventory and fulfillment business processes across multiple distribution points, customers, suppliers, and partners in real-time.

Jagged Peak serves a growing list of global clients in multiple industry segments including financial services, insurance, pharmaceutical, travel and tourism, automotive, manufacturing, and consumer goods. For more information, visit www.jaggedpeak.com.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include our ability to continue to lower our costs, our timely development and customers’ acceptance of our products, including acceptance by key customers, pricing pressures, rapid technological changes in the industry, growth of the market, increased competition, our ability to attract and retain qualified personnel, adverse changes in general economic conditions in the U.S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in the Jagged Peak, Inc. periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-KSB for its fiscal year ended December 28, 2007.

Company Contact:	Investor Relations Contact:
Jagged Peak, Inc.	Jagged Peak, Inc.
Paul Demirdjian	Andrew J. Norstrud
727.499.1717	727.499.1717

-Tables Follow-

Jagged Peak, Inc.

Statements of Operations (Unaudited)

	Thirteen Weeks Ended
	March 28, 2008	March 30, 2007
Revenue
Gross revenue	$4,666,800	$4,202,600
Discounts, freight and other	(724,800)	(934,600)

Net revenues	3,942,000	3,268,000
Cost of sales	3,008,200	2,583,000

Gross profit	933,800	685,000

Operating expenses:
General and administrative expenses	929,400	787,500

Operating income (loss)	4,400	(102,500)

Other expenses:
Interest expense	126,700	129,400

Total other expenses	126,700	129,400

Loss before tax benefit	(122,300)	(231,900)

Provision for income tax benefit	(36,800)	(75,900)
Net loss	$(85,500)	$(156,000)

Weighted average number of common shares outstanding – basic & fully diluted	14,627,594	13,886,588

Net loss per share – basic & fully diluted	$(0.01)	$(0.01)

Jagged Peak, Inc.

Balance Sheets

	March 28, 2008	December 28, 2007
	(Unaudited)	(Audited)
Assets
Current assets:
Cash	$178,100	$74,000
Accounts receivable, net of allowance for doubtful accounts of $130,000 at March 28, 2008 and December 28, 2007	1,697,500	2,503,400
Other receivables	94,800	122,000
Work in process, net of allowance of $30,000 at March 28, 2008 and December 28, 2007, respectively	282,200	195,900
Deferred tax asset	75,300	75,300
Other current assets	434,700	400,800

Total current assets	2,762,600	3,371,400

Property and equipment, net of accumulated depreciation of $1,731,200 and $1,683,000 at March 28, 2008 and December 28, 2007, respectively	387,600	387,400
Other assets:
EDGE application, net of accumulated amortization of $1,273,500 and $1,251,600 at March 28, 2008 and December 28, 2007, respectively	124,000	125,200
Deferred tax asset	1,302,900	1,266,100
Other assets	228,100	308,400

Total long-term assets	2,042,600	2,087,100
Total assets	$4,805,200	$5,458,500

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, trade	$1,240,300	$1,563,400
Accrued payroll and bonuses	188,500	472,500
Other accrued expenses	45,100	65,700
Revolving Note, $713,800 and $835,100 was available at March 28, 2008 and December 28, 2007, respectively	265,700	164,900
Deferred rent	25,500	25,500
Notes payable, current portion	540,000	540,000
Deferred revenue and customer deposits	692,400	602,300

Total current liabilities	2,997,500	3,434,300
Long-term liabilities:
Notes payable, net of current portion	1,280,000	1,415,000
Deferred rent, long term	87,100	94,000

Total long-term liabilities	1,367,100	1,509,000
Stockholders’ equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized; no shares issued or outstanding at March 28, 2008 and December 28, 2007
Common stock, $.001 par value; 70,000,000 shares authorized; 14,627,594 shares issued and outstanding at March 28, 2008 and December 28, 2007	14,700	14,700
Additional paid-in capital	3,345,400	3,334,500
Accumulated deficit	(2,919,500)	(2,834,000)

Total stockholders’ equity	440,600	515,200
Total liabilities and stockholders’ equity	$4,805,200	$5,458,500

EBITDA Reconciliation Table

	For the period ended
	March 28, 2008	March 30, 2007
Net loss as reported	$(85,500)	$(156,000)
Income tax benefit	(36,800)	(75,900)
Interest expense	126,700	129,400
Depreciation and amortization	70,100	107,800

EBITDA	$74,500	$5,300